UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

Chevron Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Executive Parkway, Suite 200 San Ramon, CA	94583
(Address of Principal Executive Offices)	(Zip Code)

(925) 842-1000
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on October 22, 2023, Chevron Corporation (“Chevron”), Hess Corporation (“Hess”) and Yankee Merger Sub Inc., a wholly owned subsidiary of Chevron (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things and subject to the terms and conditions therein, Merger Sub will be merged with and into Hess, with Hess surviving the merger as a direct, wholly owned subsidiary of Chevron (such transaction, the “Merger”).

The consummation of the Merger is subject to the satisfaction or waiver of certain closing conditions including, among other things, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As previously disclosed, on December 7, 2023, Chevron and Hess each received a request for additional information and documentary material (the “Second Request”) from the U.S. Federal Trade Commission (“FTC”) in connection with the FTC’s review of the transactions contemplated by the Merger Agreement. The effect of the Second Request was to extend the waiting period under the HSR Act until 30 days after both Chevron and Hess certified substantial compliance with the Second Request. Following Chevron’s and Hess’s certifications of substantial compliance, the waiting period under the HSR Act expired on July 1, 2024.

On September 30, 2024, the FTC announced that a majority of the FTC Commissioners voted to accept a consent agreement among the FTC, Chevron and Hess (the “Consent Agreement”), and on September 30, 2024, Chevron issued a press release announcing that the FTC’s review of the Merger has been completed.  A copy of the press release is included as Exhibit 99.1 to this current report on Form 8-K. Under the Consent Agreement, Chevron and Hess have agreed that John B. Hess will not be appointed to the Chevron Board of Directors following consummation of the Merger. Mr. Hess will serve as an advisor and representative for Chevron on government relations and social investments in Guyana, as well as on support for the Salk Institute’s Harnessing Plants Initiative.

Pursuant to the regulations issued under the HSR Act, the parties have one year from the expiration of the waiting period to close the Merger. Chevron and Hess will take appropriate steps in order to maintain HSR clearance for the Merger closing following satisfactory resolution of the ongoing arbitration proceedings regarding preemptive rights in the Stabroek Block joint operating agreement, including if necessary filing additional notifications under the HSR Act.

The completion of the Merger remains subject to the Merger Agreement’s closing conditions, including the satisfactory resolution of the Stabroek Block joint operating agreement arbitration.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

99.1	News release issued by Chevron Corporation, dated September 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2024

CHEVRON CORPORATION
By:	/s/ Christine L. Cavallo
Name:	Christine L. Cavallo
Title:	Assistant Secretary